UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: November 25, 2014

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities.

Purchase of 3,000 Shares of Series C Preferred Stock

As reported in the Current Report on Form 8-K filed by Viggle Inc. (the “Company”) on October 27, 2014, the Company and Sillerman Investment Company III LLC (“SIC III”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which SIC III agreed to purchase certain securities issued by the Company.  Pursuant to the Securities Purchase Agreement, SIC III agreed to purchase, among other securities, 10,000 shares (the “Shares”) of Series C Convertible Preferred Stock for $1,000 per share.  In addition, pursuant to the terms of the Securities Purchase Agreement, the Company also agreed to issue to SIC III warrants to purchase 50,000 shares of the Company’s common stock for each $1,000,000 of Series C Preferred Stock purchased by SIC III.  The Securities Purchase Agreement provides that the exercise price of the warrants will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants will be subject to approval of the Company’s stockholders.

On November 25, 2014, SIC III purchased 3,000 shares of Series C Convertible Preferred Stock for $3,000,000.  In addition, in accordance with the Securities Purchase Agreement, the Company also issued to SIC III warrants to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $2.98, which is 10% above the closing price of the Company’s shares on the date prior to issuance.  Exercise of these warrants will be subject to approval of the Company’s stockholders.

The terms of the Series C Convertible Preferred Stock are described in the Company’s Current Report on Form 8-K as filed on October 27, 2014, and are qualified in their entirety by reference to the full text of the Series C Certificate of Designation, a copy of which is filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on October 27, 2014, and incorporated herein by reference.  In addition, the terms of the warrants are described in the Company’s Current Report on Form 8-K as filed on October 27, 2014, and are qualified in their entirety by reference to the full form of the warrants, a copy of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on October 27, 2014, and incorporated herein by reference.

16b-3 Approvals

The Board of Directors also unanimously approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, each transaction described in the foregoing sections and each transaction arising out of or under the acquisition of the Series C Preferred Stock and the warrants.

Special Committee Action

Because the transactions described in the foregoing sections were between the Company and Robert F.X. Sillerman or an affiliate of Robert F.X. Sillerman, who is the Executive Chairman and Chief Executive Officer of the Company, the Company formed a special committee of independent directors to review the proposed transactions. Such special committee reviewed and unanimously approved such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: November 26, 2014	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President